SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549



                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  October 13, 1994


                       Boise Cascade Corporation
     ____________________________________________________________
        (Exact Name of Registrant as Specified in Its Charter)


          Delaware                    1-5057          82-0100960
______________________________________________________________________
(State or Other Jurisdiction of    (Commission    (I.R.S. Employer
Incorporation or Organization)     File Number)   Identification No.)


     One Jefferson Square, Boise, Idaho                  83702
______________________________________________________________________
(Address of Principal Executive Offices)               (ZIP Code)


Registrant's Telephone Number, Including Area Code:  208/384-6161

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Item 2.   Acquisition or Disposition of Assets

On October 13, 1994, the Company's Canadian subsidiary, Rainy River Forest Products Inc., ("Rainy River"), completed an initial public offering of units (the "Units") of its equity and debt securities. Concurrently with the sale of the Units, Rainy River also sold to the public U.S. $110 million aggregate principal amount of 10 3/4% Senior Secured Notes due 2001 (the "Senior Notes").

The sale of Cdn. $420 million of Units consisted of 14 million newly issued common shares of Rainy River sold to the public for an aggregate offering price of Cdn. $210 million and Cdn. $210 million principal amount 8.0% Convertible Unsecured Subordinated Debentures due October 15, 2004 (the "Convertible Debentures") sold to the public at 100% of the principal amount thereof plus accrued interest, if any. Net proceeds to Rainy River, after payment of underwriters' fees, from the Unit offering was Cdn. $199.5 million with respect to the common shares and Cdn. $199.5 with respect to the Convertible Debentures. The initial public offering price of the Units was determined through negotiations between Rainy River and the underwriters. The Units were separated into common shares and Convertible Debentures at the closing of the Unit offering.

The common shares sold represent approximately 51% of the total outstanding voting common shares and approximately 40.34% of the total outstanding equity of Rainy River. As a result, the Company now owns 49% of the outstanding voting common shares and 59.66% of the total equity of Rainy River.

Rainy River owns and operates a newsprint mill in Kenora, Ontario, Canada, and an uncoated groundwood papers mill in Fort Frances, Ontario, Canada. On September 28, 1994, Rainy River acquired as part of its reorganization and refinancing, including the sale of the Units and the Senior Notes, the Company's West Tacoma, Washington, newsprint mill and its associated working capital. On the same date, Rainy River also acquired the news-print and uncoated groundwood papers marketing and sales organization of the Company. The Company received approximately U.S. $148 million from Rainy River as consideration for these transactions. Rainy River and the Company also entered into an agreement whereby Rainy River will purchase from the Company, at a brokerage discount for resale to customers of Rainy River, all of the newsprint produced at the Company's mill located at DeRidder, Louisiana, for which orders have been received by Rainy River.

Item 7.Financial Statements, Pro Forma Financial Information and
       Exhibits.

(b)  Pro forma financial information:

     The unaudited pro forma Boise Cascade Corporation and Subsidiaries financial information giving effect to the transactions discussed in Item 2 of this report on Form 8-K are set forth in Exhibit 20 attached hereto and filed herewith.

(c)  Exhibits:

      2 Underwriting Agreement, dated September 29, 1994, between Rainy River and certain underwriters, with respect to the common shares and Convertible Debentures of Rainy River (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (Registration No. 33-79104) of Rainy River Forest Products Inc.).

     20 Unaudited pro forma Boise Cascade Corporation and Subsidiaries financial information, including: condensed balance sheet as of September 30, 1994; consolidated statement of income (loss) for the nine months ended September 30, 1994; consolidated statement of income (loss) for the twelve months ended
          December 31, 1993; and notes to unaudited pro forma financial information.

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                           SIGNATURE

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BOISE CASCADE CORPORATION



                              IRVING LITTMAN
                              Irving Littman
                              Vice President and Treasurer


Date:  October 24, 1994

                          Exhibit Index


Exhibit No.              Description                     Page

     2         Underwriting Agreement, dated
               September 29, 1994, between Rainy River
               and certain underwriters, with respect
               to the common shares and Convertible
               Debentures of Rainy River (incorporated
               herein by reference to Exhibit 10.18 to
               the registration statement on Form F-1
               (Registration No. 33-79104) of Rainy
               River Forest Products Inc.).

    20         Unaudited pro forma Boise Cascade
               Corporation and Subsidiaries financial
               information, including:  condensed
               balance sheet as of September 30, 1994;
               consolidated statement of income (loss)
               for the nine months ended September 30,
               1994; consolidated statement of income
               (loss) for the twelve months ended
               December 31, 1993; and notes to
               unaudited pro forma financial
               information.